UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 20, 2015

PEOPLES FEDERAL BANCSHARES, INC.

(Exact name of registrant as specified in its charter)

Maryland	001-34801	27-2814821
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

435 Market Street

Brighton, MA 02135

(Address of Principal Executive Offices)

(617) 254-0707

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.01	COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS.

As previously disclosed, on August 5, 2014, Peoples Federal Bancshares, Inc. (the “Company”), the parent of Peoples Federal Savings Bank (“PFSB”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) by and among Independent Bank Corp. (“Independent”), Rockland Trust Company (“Rockland Trust”), the Company, and PFSB pursuant to which Independent would acquire the Company and Rockland Trust would acquire PFSB, the wholly-owned bank subsidiary of the Company (the “Merger”). The legal closing of the transactions contemplated by the Merger Agreement occurred on February 20, 2015, and the Merger was effective as of 11:59 p.m. on such date (the “Effective Time”). As of the Effective Time, the Company was legally merged with and into Independent, with Independent as the surviving entity, and PFSB was legally merged with and into Rockland Trust, with Rockland Trust as the surviving entity.

Under the terms of the Merger Agreement, each share of the Company’s common stock was converted at the Effective Time into the right to receive either (i) $21.00 in cash or (ii) 0.5523 of a share of Independent common stock (provided, however, that cash will be issued in lieu of fractional shares) (the “Merger Consideration”). The Merger Agreement provides that 60% of the aggregate Merger Consideration must consist of shares of Independent common stock and 40% of the aggregate Merger Consideration must consist of cash. Each holder of a vested or unvested option to purchase the Company’s common stock received a cash payment in settlement of such options.

ITEM 3.01	NOTICE OF DELISTING OR FAILURE TO SATISFY A CONTINUED LISTING RULE OR STANDARD; TRANSFER OF LISTING.

The information disclosed in Item 2.01 of this Current Report on Form 8-K is hereby incorporated by reference.

In connection with the consummation of the Merger on February 20, 2015, the Company notified the NASDAQ Stock Market (“NASDAQ”) that, as of the Effective Time, the Company would be merged with and into Independent and each share of the Company’s common stock outstanding immediately prior to the Effective Time would be converted into and become exchangeable for the Merger Consideration and requested that NASDAQ file with the SEC a notification of removal from listing on Form 25 to report that shares of the Company’s common stock are no longer listed on NASDAQ.

ITEM 3.03	MATERIAL MODIFICATION TO RIGHTS OF SECURITY HOLDERS.

As of the Effective Time, holders of shares of the Company’s common stock ceased to have any rights as stockholders of the Company and were entitled only to receive the Merger Consideration.

ITEM 5.01	CHANGES IN CONTROL OF REGISTRANT.

Independent completed its acquisition of the Company in accordance with the Merger Agreement effective as of the Effective Time.

As previously disclosed, on August 5, 2014, the Company entered into the Merger Agreement. On November 25, 2014, the Merger Agreement was approved by the Company’s stockholders at a special meeting of stockholders.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 23, 2015	PEOPLES FEDERAL BANCSHARES, INC.

	By:	/s/ Maurice H. Sullivan, Jr.
Maurice H. Sullivan, Jr.
Chairman and Chief Executive Officer